UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Woodall Rodgers Freeway

Suite 1100

Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

Fermi Inc., a Texas corporation (the “Company”), held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on October 30, 2026. There were 641,259,703 shares issued and outstanding and entitled to vote as of August 31, 2026, the record date for the Annual Meeting.

The following are final voting results for the proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on October 2, 2026:

Proposal 1 (Election of Two Class I Directors): Although each nominee received a majority of the votes cast, neither nominee received the affirmative vote of a majority of the shares outstanding and entitled to vote, as required by Section 2.8 of the Company’s Amended and Restated Bylaws (the “Bylaws”). As a result, neither nominee was elected to serve as a Class I director until the Company’s 2029 Annual Meeting of Shareholders. Under Section 5.2(d) of the Company’s Certificate of Formation and Section 3.2 of the Bylaws, however, each director holds office until his successor is duly elected and qualified. Accordingly, Governor Perry and Mr. Stein each continue to serve as Class I directors of the Company, with the same authority as any other director, and there is no vacancy on the Board of Directors. Votes were as follows:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jeffrey S. Stein	261,015,278	185,586,370	4,736,643	78,222,350
Rick Perry	249,418,156	197,613,834	4,306,301	78,222,350

Governor Perry Would Have Been Elected Had the Director Nomination Agreement Been Honored: Governor Perry was nominated as the designee of Caddis Capital, LLC (“Caddis”) under the Director Nomination Agreement, dated September 30, 2025, among the Company, TMNN Manager LLC, Caddis, and the Melissa A. Neugebauer 2020 Trust (the “MN Trust”) (the “DNA”). Section 2.3 of the DNA requires each investor party to the DNA, including TMNN Manager LLC and the MN Trust, entities affiliated with Toby Neugebauer, to vote its shares in favor of the election of the nominees designated under the DNA. Before the Annual Meeting, the Company notified those investors of that obligation and demanded that they vote for Governor Perry. Based on information available to the Company, the Company believes that those investors’ shares were instead voted against Governor Perry, in breach of the DNA. Those investors, through counsel, have disputed that the DNA required them to vote for Governor Perry.

The Company’s definitive proxy statement for the Annual Meeting reported that TMNN Manager LLC and the MN Trust together held 98,859,659 shares as of the record date. Adding those shares to the votes cast for Governor Perry reported above would result in 348,108,017 votes for his election, more than the 320,629,852 votes required for election.

The Company reserves all rights and remedies available to it under the DNA, at law, and in equity, including the right to seek an order giving effect to the votes the DNA required.

Proposal 2 (Ratification of Ernst & Young LLP as the Company’s Independent Auditors): The shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Votes were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
492,462,426	15,963,523	21,134,692	0

No other matters were submitted for shareholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: November 4, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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